Exhibit 5.1

November 23, 2021

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Re:	Renasant Corporation

Form S-3 Registration Statement (File No. 333-260188)

Ladies and Gentlemen:

We have acted as counsel to Renasant Corporation, a Mississippi corporation (the “Company”), in connection with the Company’s issuance and sale of $200,000,000 aggregate principal amount of 3.00% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”), pursuant to the Company’s prospectus, dated October 12, 2021 (the “Base Prospectus”), which was included in the Company’s Registration Statement on Form S-3 (File No. 333-260188) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), and the related preliminary prospectus supplement dated November 17, 2021 and the related final prospectus supplement dated November 17, 2021 (collectively, the “Prospectus Supplement”). The Notes are being issued and sold pursuant to (i) that certain Subordinated Indenture dated as of August 22, 2016 (the “Base Indenture”) by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Fourth Supplemental Indenture dated as of November 23, 2021 between the Company and the Trustee (collectively with the Base Indenture, the “Indenture”), and (ii) that certain Underwriting Agreement dated as of November 17, 2021 (the “Underwriting Agreement”) by and between the Company and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”).

In rendering this opinion, we have examined and relied upon originals, or photostatic, scanned/emailed or certified (or otherwise satisfactorily identified) copies, of the Registration Statement (including the exhibits attached thereto), the Base Prospectus, the Prospectus Supplement, the Underwriting Agreement, the Indenture, the Global Note representing the Notes, the Issuer-Represented Free Writing Prospectuses relating to the Company dated November 17, 2021 and filed with the Commission pursuant to Rule 433 of the rules and regulations of the Commission, used by the Company in connection with the offering, issuance and sale of the Notes and the Articles of Incorporation of the Company, as amended through the date hereof, and the Amended and Restated Bylaws of the Company, as amended through the date hereof. We have also examined and relied upon originals, or photostatic, scanned/emailed or certified (or otherwise satisfactorily identified) copies, of such other records of the Company, certificates of officers of the Company and other agreements, documents and instruments and have examined such questions of law as we have deemed relevant and necessary as the basis for the opinions set forth below.

Renasant Corporation

November 23, 2021

In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all natural persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or scanned/emailed copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and representations made to us by officers of the Company, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, insofar as the laws of the State of Mississippi are concerned, (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite corporate power, authority and legal right to execute, deliver and perform its obligations under the Indenture and the Notes, as applicable, and (ii) the Notes and the Indenture have been duly authorized, executed and delivered by the Company.

With respect to all matters of New York law, we note that you are relying on an opinion of Covington & Burling LLP, dated as of even date herewith, which opinion is filed as Exhibit 5.2 to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) advance waivers of claims, defenses, rights or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or other procedural rights, (iv) provisions for exclusivity, election or cumulation of rights or remedies, (v) provisions authorizing or validating conclusive or discretionary determinations, (vi) grants of setoff rights, (vii) proxies, powers of attorney and trusts and (viii) the severability, if invalid, of provisions to the foregoing effect.

The foregoing opinions are limited to the federal laws of the United States and the laws of the State of Mississippi. We express no opinion as to matters governed by the laws of any other state, including without limitation any state securities or blue sky laws. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

This opinion is delivered for use solely in connection with the issuance of the Notes, in the transactions contemplated by the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Underwriting Agreement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

Renasant Corporation

November 23, 2021

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated November 23, 2021, which is incorporated by reference in the Registration Statement, and to being named in the Registration Statement under the heading “Legal Matters” as the law firm which passed on the validity of the Notes. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PHELPS DUNBAR, L.L.P.
PHELPS DUNBAR, L.L.P.